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                                                                     Exhibit 5.1

                                 August 11, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

     We have acted as Mexican counsel for Azteca Holdings, S.A. de C.V. (the "Company"), a variable capital corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mexico"), in connection with the registration, pursuant to the registration statement on Form F-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of an offering to exchange up to US$96,249,000.00 in aggregate principal amount of its issued and outstanding 12 1/4% Senior Amortizing Notes due 2008 and up to US$11,687,333.33 in aggregate principal amount of its issued and outstanding 10 3/4% Senior Secured Amortizing Notes due 2008, which in each case were issued in private placements (collectively, the "Unregistered Notes") for its unissued 12 1/4% Senior Amortizing Notes due 2008 and unissued 10 3/4% Senior Secured Amortizing Notes due 2008 all of which shall be registered under the Securities Act (collectively, the "Registered Notes").

     For purposes of this opinion, we have examined the by-laws (Estatutos Sociales) of the Company and such other documents and certificates as we have deemed necessary for the purposes of the opinion expressed below. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies. We express no opinion as to the laws of any jurisdiction other than Mexico.

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     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Registered Notes have been duly authorized by all necessary corporate action on the part of the Company, and when duly executed, authenticated and delivered by or on behalf of the Company, will be valid and binding obligations of the Company and will be entitled to the benefits of the respective Indentures governing the Registered Notes.

     2. The Indenture, when executed by the Company and the Trustee, will be an obligation of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                    Very truly yours,

                                    Jauregui, Navarrete, Nader y Rojas, S.C.



                                    /s/  Hector Rojas V.
                                    _____________________________
                                    By: Hector Rojas V.
                                    Senior Partner

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